   As filed with the Securities and Exchange Commission on December 21, 2001
                                                           Registration No. 333-
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                  PRECIS, INC.
                 (Name of small business issuer in its charter)


            OKLAHOMA                                            73-1494382
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)


    2500 SOUTH MCGEE DRIVE, SUITE 147
         NORMAN, OKLAHOMA 73072
             (405) 292-4900                                        73072
(Address of principal executive offices)                        (Zip Code)


                        PRECIS, INC. STOCK OPTION GRANTS
                            (Full Title of the Plan)

                                 PAUL A. KRUGER
                             CHIEF EXECUTIVE OFFICER
                                  PRECIS, INC.
                        2500 SOUTH MCGEE DRIVE, SUITE 147
                             NORMAN, OKLAHOMA 73072
                     (Name and, address of agent for service)

                                 (405) 292-4900
          (Telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                              MICHAEL E. DUNN, ESQ.
                             DUNN SWAN & CUNNINGHAM
                               2800 OKLAHOMA TOWER
                                 210 PARK AVENUE
                       OKLAHOMA CITY, OKLAHOMA 73102-5604
                            TELEPHONE: (405) 235-8318
                            FACSIMILE: (405) 235-9605

                            ------------------------

                         CALCULATION OF REGISTRATION FEE



==========================================================================================================================
                                                                  PROPOSED MAXIMUM      PROPOSED
         TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE   OFFERING PRICE   MAXIMUM AGGREGATE      AMOUNT OF
                 TO BE REGISTERED                   REGISTERED(1)   PER SHARE(2)    OFFERING PRICE(2)  REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.......................    171,397         $11.15           $1,911,077           $456.75
--------------------------------------------------------------------------------------------------------------------------


------------------------
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares of Common Stock as a result of adjustment in the number of securities issuable upon exercise of stock options by reason of anti-dilution provisions of the agreement evidencing the stock option grants.
(2) The offering price of these shares of common stock has been estimated and the registration fee has been computed pursuant to Rules 457(c) and 457(h)(1) based upon the closing sale price of the common stock as quoted by the Nasdaq SmallCap Market on December 20, 2001, which was $11.15.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

                                PLAN INFORMATION

         At Precis, Inc., our Board of Directors established the Precis, Inc. Stock Option Grants (the "Plan") through the grant of stock options to employees and non-employee members of our Board of Directors. These stock options are evidenced by separate stock option agreements and are exercisable for the purchase of 171,397 shares of common stock, par value $.01 per share for $1.25 to $5.22 per share. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

         The purpose of the Plan is to strengthen our ability to attract and retain well-qualified employees and members to serve on our Board of Directors, to serve as compensation for the services, and to furnish additional incentive to our employees and Board members who are or were in part responsible for our success and thereby to enhance shareholder value.

         The provisions of the stock option agreements constituting the Plan are substantially identical. The stock options are non-incentive stock options and are not entitled to the favorable tax consequences afforded stock options qualifying under Section 421 of the Internal Revenue Code of 1986, as amended. The total number of shares of Common Stock, $.01 par value per share, authorized and reserved for issuance under the Plan is 171,397. As of the date of this Registration Statement, all of the shares authorized and reserved for issuance under the Plan are subject to currently outstanding and exercisable stock options.

         The exercise prices of the stock options were at or above the fair value of our Common Stock on the date of grant. The exercise prices of stock options granted after February 8, 2000, were based upon the closing sale price of our Common Stock. Upon exercise, the option exercise price must be paid in full, in cash or in Common Stock or a combination of cash and Common Stock; however, the shares of Common Stock used to pay the exercise price must have been held by the option holder for more than six months. Options granted under the Plan have expiration dates of February 8, 2005 through August 27, 2006.

FEDERAL INCOME TAX CONSEQUENCES

         We and the those persons that received the options did not incur any tax obligation associated with the granting of stock options under the Plan. Upon exercise of an option, the option holder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the shares of Common Stock acquired over the exercise price of the option. Thereupon, we will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the option holder upon exercise. Any additional gain or loss realized by an option holder on disposition of the shares of Common Stock acquired pursuant to exercise of a stock option generally will be capital gain or loss to the option holder and will not result in any additional tax deduction to the Company.

                             ADDITIONAL INFORMATION

         Additional information regarding the Plan and its administration may be obtained by calling our office at (405) 292-4900 or by writing to Precis, Inc., 2500 South McGee Drive, Suite 147, Norman, Oklahoma 73072, Attention: Mark R. Kidd.

         We have filed the Registration Statement on Form S-8 (herein, together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), Washington, D.C., with respect to the securities offered by us under the Plan. As permitted by the rules and regulations of the Commission, this Registration Statement incorporates certain documents which constitute under Rule 428(a)(1) promulgated under the 1933 Act a prospectus that meets the requirements of Section 10(a) of the 1933 Act. The statements contained in the Registration Statement as to the contents of any contract or other document referenced herein are not necessarily complete, and in each instance, if the contract or document was filed as an exhibit, reference is hereby made to the copy of the contract or other document filed as an exhibit to the Registration Statement and each such statement is qualified in all respects by such reference. Furthermore, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") as a "small business issuer" as defined under Regulation S-B promulgated under the 1933 Act. In accordance with the 1934 Act, we file reports, proxy and other information statements with the Commission (File No. 001-5667). All such reports, proxy and other information statements will be provided by us without charge to the participants in the Plan. The Registration Statement, such reports, proxy and other information statements can be inspected and copied at, and copies of such materials can be obtained at prescribed rates from, the Public Reference Section of the Commission in the office of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and at the regional offices of the Commission at 233 Broadway, New York, New York 10279 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto and such reports, proxy and other information statements may be obtained from the Commission at such offices, upon payment of prescribed rates. In addition, the Registration Statements and exhibits and such reports, proxy and other information statements made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the World Wide Web on the Internet, located at http://www.sec.gov. The Registration Statement, all exhibits thereto and amendments thereof and all other documents incorporated by reference have been filed with the Commission through EDGAR. The Company will provide without charge to each participant in the Plan, upon written or oral request, a copy of any information incorporated by reference herein. Such requests should be directed to Precis, Inc., 2500 South McGee Drive, Suite 147, Norman, Oklahoma 73072, telephone: (405) 292-4900.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) the Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Commission on April 2, 2001; the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed with the Commission on April 24, 2001; the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Commission on July 3, 2001; the Amendment to Form 8-K, filed with the Commission on July 31, 2001; the Form 8-K, filed with the Commission on June 25, 2001; the Definitive Schedule 14A Proxy Statement, filed with the Commission on May 16, 2001; the Preliminary Schedule 14A Proxy Statement, filed with the Commission on April 24, 2001; the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed with the Commission on October 25, 2001;

         (b) Amendment to Registration Statement on Form 8-A, as filed with the Commission on July 31, 2001;

         (c) Registrant's Certificate of Incorporation, incorporated by reference to Exhibit 3.2 of Registrant's Form 8-K filed with the Commission on June 25, 2001; and

         (d) Bylaws, incorporated by reference to Exhibit 3.2 of Registrant's Form SB-2 Registration Statement (No. 333-86643), filed with the Commission on September 7, 1999.

Furthermore, all documents and reports subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of each such document or report.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 1031 of the Oklahoma General Corporation Act permits (and Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

         The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

         These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended (the "Act"), in which case such provision is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 8.  EXHIBITS.



                                                                                                         SEQUENTIALLY
                                                                                                           NUMBERED
                                                                                                             PAGES
                                                                                                         ------------
         3.1               Registrant's Certificate of Incorporation is
                           incorporated by reference to Exhibit 3.2 of
                           Registrant's Form 8-K filed with the Commission on
                           June 25, 2001.

         4.1               Form of certificate of the common stock is incorporated by reference to Exhibit 1.1 of Amendment to Registration
                           Statement on Form 8-A, as filed with the Commission on July
                           31, 2001.

         4.2               The form of Non-Qualified Stock Option Agreement, dated
                           August 27, 2001, between Registrant and each of Larry E.
                           Howell, John Simonelli, Lyle W. Miller, and Michael E.
                           Dunn (each exercisable for the purchase of 10,000 shares of
                           Registrant's common stock) and Kent H. Webb (exercisable
                           for the purchase of 22,000 shares of Registrant's common
                           stock)..........................................................................    9

         4.3               The form of Non-Qualified Stock Option Agreement, dated
                           December 29, 2000, between Registrant and each of Larry E.
                           Howell, John Simonelli, Kent H. Webb, Lyle W. Miller, and
                           Michael E. Dunn (exercisable for the purchase of 10,000

                                                   -4-


                           shares of Registrant's common stock)...........................................    13

         4.4               The form of Agreement with an effective date of July
                           1, 1996 between Registrant and each of James B. Lout
                           (exercisable for the purchase of 26,820 shares of
                           Registrant's common stock), Randy P. Bedner
                           (exercisable for the purchase of 13,410 shares of
                           Registrant's common stock), Marquetta Dickenson
                           (exercisable for the purchase of 5,747 shares of
                           Registrant's common stock), Tracey Barnes
                           (exercisable for the purchase of 968 shares of
                           Registrant's common stock), Brad Lee (exercisable for
                           the purchase of 5,747 shares of Registrant's common
                           stock), and Russell Ballard (exercisable for the
                           purchase of 2,874 shares of Registrant's common stock).........................    17

         4.5               The form of Agreement dated December 22, 1998 between
                           Registrant and each of Randy P. Bedner (exercisable
                           for the purchase of 13,410 shares of Registrant's
                           common stock), Marquetta Dickenson (exercisable for
                           the purchase of 5,747 shares of Registrant's common
                           stock), Brad Lee (exercisable for the purchase of
                           5,747 shares of Registrant's common stock), and
                           Russell Ballard (exercisable for the purchase of
                           2,874 shares of Registrant's common stock).....................................    19

         4.6               The Nonqualified Stock Option Agreement with an
                           effective date of July 1, 1997 between Registrant and
                           Tracey Barnes (exercisable for the purchase of 968
                           shares of Registrant's common stock)...........................................    20

         4.7               The Stock Option to Purchase Common Stock dated August
                           23, 1999 between Registrant and Jeffrey A. Agosta..............................    23


         5.1               Opinion of Dunn Swan & Cunningham, A Professional
                           Corporation, counsel to the Company............................................    30

        24.1               Consent of Independent Accountants.............................................    31

        24.2               Consent of Counsel is included in Opinion of Counsel, Exhibit 5.1 hereto.


Item 9.  Undertakings.

         (a) RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

                   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs 2(a)(1)(i) and 2(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference herein.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
         REFERENCE.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13
         (a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the new offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) INCORPORATED ANNUAL AND QUARTERLY REPORTS.

                  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OF FILING OF REGISTRATION STATEMENT ON FORM S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act my be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norman, Oklahoma, on this 20th of December, 2001.


                                 PRECIS, INC.
                                 (Registrant)

                                 By: /s/ PAUL A. KRUGER
                                    --------------------------------------------
                                          Paul A. Kruger
                                          Chief Executive Officer

                                 By: /s/ MARK R. KIDD
                                    --------------------------------------------
                                          Mark R. Kidd
                                          Chief Financial Officer and Controller


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul A. Kruger and Mark R. Kidd, and each of them, her or his true and lawful attorney-in-fact and agent, with all power of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto same attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or her, his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



         SIGNATURE                                      TITLE                                            DATE
 /s/ PAUL A. KRUGER                         Chairman of the Board                                 December 20, 2001
---------------------------                 and Chief Executive Officer
 Paul A. Kruger

 /s/ JUDITH H. HENKELS                      President and Director                                December 20, 2001
------------------------------------
 Judith H. Henkels

 /s/ MARK R. KIDD                           Chief Financial Officer and                           December 20, 2001
------------------------------------        Controller, Secretary and Director
 Mark R. Kidd

 /s/ LARRY E. HOWELL                        Director                                              December 20, 2001
------------------------------------
 Larry E. Howell

 /s/ LYLE W. MILLER                         Director                                              December 20, 2001
---------------------------
 Lyle W. Miller

 /s/ JOHN SIMONELLI                         Director                                              December 20, 2001
---------------------------
 John Simonelli


                                                        -7-




 /s/ MICHAEL E. DUNN                        Director                                              December 20, 2001
---------------------------
 Michael E. Dunn

 /s/ KENT H. WEBB                           Director                                              December 20, 2001
---------------------------
 Kent H. Webb

 /s/ BOBBY R. RHODES                        Director                                              December 20, 2001
---------------------------
 Bobby R. Rhodes
















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